Exhibit 99.2

Hanesbrands FAQs

Updated August 10, 2023 – New or updated information is in red

General and Current Period FAQs (Guidance comments as of August 10, 2023)

Unless otherwise indicated, all guidance and related commentary as well as comparisons to prior periods reflect continuing operations.

(1) Q: What are the main components of your full-year 2023 guidance?
A: Net Sales: We expect total net sales from continuing operations of $5.80 billion to $5.90 billion. This includes an approximate $37 million headwind from the impact of foreign exchange rates as compared to last year. The foreign exchange rate impact is reflected within the International segment. At the midpoint, our guidance represents a net sales decline as compared to prior year of approximately 6% on both a constant currency and a reported basis.

Operating Profit (GAAP and Adjusted): Our guidance for GAAP Operating Profit from continuing operations is $376 million to $426 million. Our guidance for Adjusted Operating Profit from continuing operations, which excludes pretax Full Potential transformation plan-related charges of approximately $49 million, is $425 million to $475 million. Our operating profit guidance includes an approximate $5 million headwind from the impact of foreign exchange rates as compared to last year.

Interest/Other Expenses and Tax Expense: Our guidance assumes Adjusted Interest and Other expenses of approximately $305 million, which reflects the refinancing of approximately $1.4 billion of our 2024 maturities in the first quarter 2023 as well as a higher average interest rate on our variable rate debt. Our outlook excludes approximately $7 million of refinancing fees. Our guidance assumes a tax expense of approximately $65 million.

EPS (GAAP and Adjusted): Our guidance for GAAP EPS from continuing operations is $0.00 to $0.14. Our guidance for Adjusted EPS from continuing operations is $0.16 to $0.30. Adjusted EPS from continuing operations excludes approximately $49 million of pretax Full Potential transformation plan-related charges as well as approximately $7 million of refinancing fees. Both ranges are based on diluted shares outstanding of approximately 351 million for the year.

Cash flow from operations: Our full-year guidance for cash flow from operations is approximately $500 million. Our full-year capital investment guidance is approximately $100 million, consisting of approximately $50 million of capital expenditures and approximately $50 million of cloud computing arrangements. Per GAAP, capital expenditures are reflected in cash from investing activities and certain cloud computing arrangements are reflected in Other Assets within cash flow from operating activities. The approximate $50 million of cloud computing arrangements is factored into the full-year cash flow from operations guidance of approximately $500 million.

Free Cash Flow: Our guidance for Free Cash Flow is approximately $450 million. We define Free Cash Flow as cash flow from operations less capital expenditures.

(2) Q: What are the main components of your third-quarter 2023 guidance?
A: Net Sales: We expect total net sales from continuing operations of $1.52 billion to $1.57 billion. This includes an approximate $3 million tailwind from the impact of foreign exchange rates as compared to last year. The foreign exchange rate impact is reflected within the International segment. At the midpoint, our guidance represents a net sales decline as compared to prior year of less than 8% on both a constant currency and a reported basis.

Operating Profit (GAAP and Adjusted): Our guidance for GAAP Operating Profit from continuing operations is $120 million to $140 million. Our guidance for Adjusted Operating Profit from continuing operations, which excludes pretax Full Potential transformation plan-related charges of approximately $10 million, is $130 million to $150 million. Our operating profit guidance includes essentially no impact from foreign exchange rates as compared to last year.

Interest/Other Expenses and Tax Expense: Our guidance assumes Interest and Other expenses of approximately $80 million. Our guidance assumes a tax expense of approximately $25 million.

EPS (GAAP and Adjusted): Our guidance for GAAP EPS from continuing operations is $0.04 to $0.10. Our guidance for Adjusted EPS from continuing operations is $0.07 to $0.13. Adjusted EPS from continuing operations excludes approximately $10 million of pretax Full Potential transformation plan-related charges. Both ranges are based on diluted shares outstanding of approximately 351 million for the quarter.

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***For prior FAQs that are applicable to their respective quarters, please see our prior Securities and Exchange Commission reports, including our Current Reports on Form 8-K.***

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Charges for Actions and Reconciliation to GAAP Measures
To supplement financial results prepared in accordance with generally accepted accounting principles, the Company provides quarterly and full-year results concerning certain non‐GAAP financial measures, including adjusted EPS from continuing operations, adjusted income (loss) from continuing operations, adjusted income tax expense, adjusted income (loss) from continuing operations before income tax expense, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin), EBITDA, adjusted EBITDA, adjusted effective tax rate, adjusted interest and other expense, net debt, leverage ratio and free cash flow.

Adjusted EPS from continuing operations is defined as diluted EPS from continuing operations excluding actions and the tax effect on actions. Adjusted income (loss) from continuing operations is defined as income (loss) from continuing operations excluding actions and the tax effect on actions. Adjusted income tax expense is defined as income tax expense excluding actions. Adjusted income (loss) from continuing operations before income tax is defined as income (loss) from continuing operations before income tax excluding actions. Adjusted operating profit is defined as operating profit excluding actions. Adjusted SG&A is defined as selling, general and administrative expenses excluding actions. Adjusted gross profit is defined as gross profit excluding actions. Adjusted interest and other expenses is defined as interest and other expenses excluding actions and adjusted effective tax rate is defined as adjusted income tax expense divided by adjusted income (loss) from continuing operations before income tax.

Charges for actions taken in 2023 and 2022, as applicable, include supply chain segmentation, headcount actions and related severance charges, technology charges, gain/loss on classification of assets held for sale, professional services, loss on extinguishment of debt, gain on final settlement of cross currency swap contracts and the tax effects thereof. While these costs are not expected to continue for any singular transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in future periods depending upon future business plans and circumstances.

HanesBrands has chosen to present these non‐GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of the Full Potential transformation plan and other actions that are deemed to be material stand-alone initiatives apart from the Company’s core operations. HanesBrands believes these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the Company’s ongoing business during each period presented without giving effect to costs associated with the execution of any of the aforementioned actions taken.

The Company has also chosen to present EBITDA and adjusted EBITDA to investors because it considers these measures to be an important supplemental means of evaluating operating performance. EBITDA is defined as net income (loss) before the impacts of discontinued operations, interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding (x) restructuring charges related to the Full Potential transformation plan and other action-related charges described in more detail in Table 6-A and (y) certain other losses, charges and expenses as defined in the Consolidated Net Total Leverage Ratio under its Fifth Amended and Restated Credit Agreement, dated November 19, 2021, as amended (the “Credit Agreement”) described in more detail in Table 6-B. HanesBrands believes that EBITDA and adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, and management uses EBITDA and adjusted EBITDA for planning purposes in connection with setting its capital allocation strategy. EBITDA and adjusted EBITDA should not, however, be considered as measures of discretionary cash available to invest in the growth of the business.

Net debt is defined as the total of current debt, long-term debt, and borrowings under the accounts receivable securitization facility (excluding long-term debt issuance costs and debt discount) less (x) other debt and cash adjustments and (y) cash and cash equivalents. Leverage ratio is the ratio of net debt to adjusted EBITDA as it is defined in our Credit Agreement. The Company defines free cash flow as net cash from operating activities less capital expenditures. Management believes, however, that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance.

HanesBrands is a global company that reports financial information in U.S. dollars in accordance with GAAP. As a supplement to the Company’s reported operating results, HanesBrands also presents constant-currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. The Company uses constant-currency information to provide a framework to assess how the business performed

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excluding the effects of changes in the rates used to calculate foreign currency translation. To calculate foreign currency translation on a constant currency basis, operating results for the current-year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period). HanesBrands believes constant-currency information is useful to management and investors to facilitate comparison of operating results and better identify trends in the Company’s businesses.

Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies. See the Company’s press release dated August 10, 2023, to reconcile quarterly non-GAAP performance measures to the most directly comparable GAAP measure. A copy of the press release is available at www.Hanes.com/Investors.

Cautionary Statement Concerning Forward-Looking Statements
These FAQs contain certain forward-looking statements, as defined under U.S. federal securities laws, with respect to our plans, expectations, long-term goals and trends associated with our business, as well as guidance as to future performance. In particular, among others, guidance and predictions regarding expected operating results, including related to our ability to successfully execute our Full Potential transformation plan and other strategic actions to achieve the desired results; statements made in the Third-Quarter and Full-Year 2023 Financial Outlook section of the Company’s press release dated August 10, 2023; and statements regarding our future capital allocation strategy, are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs, plans and expectations. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements inherently involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: our ability to successfully execute our Full Potential transformation plan or any modifications thereto to achieve the desired results; the rapidly changing retail environment and the level of consumer demand; our reliance on a relatively small number of customers for a significant portion of our sales; our ability to deleverage on the anticipated time frame or at all, which could negatively impact our ability to satisfy the financial covenants in our Credit Agreement or other contractual arrangements; any inadequacy, interruption, integration failure or security failure with respect to our information technology (including the ransomware attack announced May 31, 2022); the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; the availability of global supply chain resources; future intangible assets or goodwill impairment due to changes in our business, market conditions, or other factors; our ability to attract and retain a senior management team with the core competencies needed to support growth in global markets and ongoing labor shortages generally; significant fluctuations in foreign exchange rates; legal, regulatory, political and economic risks related to our international operations; our ability to effectively manage our complex multinational tax structure; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

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